Exhibit 99.1

NEWS RELEASE

Williams Industrial Services Group Inc. ♦ 200 Ashford Center North, Suite 425 ♦ Atlanta, GA 30338

FOR IMMEDIATE RELEASE

Williams Reports Fourth Quarter Financial Results

Company Continues Process of Evaluating Strategic Alternatives to Enhance Shareholder Value

ATLANTA, GA, March 31, 2023 – Williams Industrial Services Group Inc. (NYSE American: WLMS) (“Williams” or the “Company”), an energy and industrial infrastructure services company, today reported financial results for the fiscal fourth quarter ended December 31, 2022.

Recent Highlights

●	Williams posted revenue of $55.8 million in the fourth quarter of 2022 compared with $79.2 million in the prior-year period
●	Williams reported a net loss from continuing operations of $10.4 million, or $(0.40) per diluted share, in the fourth quarter of 2022 compared with net income from continuing operations of $0.8 million, or $0.03 per diluted share, in the fourth quarter of 2021
●	Adjusted EBITDA[1] was $(7.0) million for the fourth quarter of 2022 compared with $3.6 million in the prior-year period
●	As of December 31, 2022, the Company’s backlog was $333.2 million compared with $352.7 million as of September 30, 2022; approximately $178.6 million of the current backlog is expected to be converted to revenue over the next twelve months
●	Williams continues to work with Greenhill & Company on strategic alternatives designed to strengthen the business and enhance shareholder value
●	The Company is not providing guidance for fiscal 2023; however, year-to-date performance is benefiting from higher revenue, gross margin and EBITDA

“I’m pleased to announce that we continue to mark progress investigating and assessing various strategic alternatives to drive better future outcomes for our shareholders,” said Tracy Pagliara, President and CEO of Williams. “Our performance thus far in 2023 is benefiting from stronger first quarter revenue, gross margin and EBITDA compared to last year as we focus on cutting costs, streamlining the business, and exiting non-performing operations. The management team and Board, working alongside Greenhill, remain dedicated to turning the Company around and reviewing all opportunities that benefit shareholders going forward.”

1See NOTE 1 — Non-GAAP Financial Measures in the attached tables for important disclosures regarding Williams’ use of Adjusted EBITDA, as well as a reconciliation of income (loss) from continuing operations to Adjusted EBITDA.

Williams Industrial Services Group

March 31, 2023

Fourth Quarter 2022 Financial Results Compared to Fourth Quarter 2021

Revenue in the fourth quarter was $55.8 million compared with $79.2 million in the fourth quarter of 2021, largely reflecting reduced decommissioning and nuclear business. Gross loss was $1.7 million, or (3.0)% of revenue, compared with gross profit of $9.2 million, or 11.6% of revenue, in the prior-year period, with the lower margin primarily due to the impact of certain loss contracts in Florida, as previously announced, and start-up costs tied to the Company’s further expansion into the energy delivery market. Excluding the aforementioned business start-up expenses and negative impact from the Company’s Florida water projects, adjusted gross margin would have been 12.5% of revenue.

Operating expenses were $7.0 million in the 2022 fourth quarter compared with $6.8 million in the prior-year period. The Company reported an operating loss of $8.7 million during the fourth quarter of 2022 versus an operating profit of $2.4 million in the same period of 2021. Interest expense was $1.5 million in the fourth quarter of 2022 versus $1.3 million in 2021.The Company reported a net loss from continuing operations of $10.4 million, or $(0.40) per diluted share, in the fourth quarter of 2022 compared with net income from continuing operations of $0.8 million, or $0.03 per diluted share, in the fourth quarter of 2021.

Liquidity and Balance Sheet

The Company’s total liquidity (the sum of unrestricted cash and availability under the Company’s revolving credit facility) was $3.8 million as of December 31, 2022 versus $27.7 million at the beginning of 2022. As of December 31, 2022, the Company had $0.5 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $40.8 million of bank debt compared with $2.5 million of unrestricted cash and cash equivalents, $0.5 million of restricted cash, and $32.1 million of bank debt as of December 31, 2021.

As previously announced, Williams has developed a liquidity plan to reduce operating expenses and eliminate unprofitable business. The Company will continue to refine its liquidity plan as circumstances dictate and has recently amended its credit facilities. For further information, please see the Company’s filings with the SEC.

The Company’s audited financial statements for the year ended December 31, 2022 included in its Form 10-K contained an unqualified audit opinion, from Williams’ independent registered public accounting firm, which included a going concern emphasis of matter paragraph. The receipt of an audit opinion containing such a paragraph does not represent any change or amendment to Williams’ consolidated financial statements or to its Annual Report on Form 10-K for the year ended December 31, 2022.

Backlog

Total backlog as of December 31, 2022 was $333.2 million compared with $352.7 million on September 30, 2022. During the fourth quarter of 2022 the Company recognized revenue of $55.8 million, booked new awards of $41.0 million, and saw net adjustments and cancellations of $(4.7) million.

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Backlog - beginning of period	$352,723	$631,693
New awards	40,969	255,449
Adjustments and cancellations, net	(4,673)	(315,820)
Revenue recognized	(55,816)	(238,119)
Backlog - end of period	$333,203	$333,203

Williams estimates that approximately $178.6 million of its current backlog will be converted to revenue within the next twelve months compared with $168.2 million of backlog as of September 31, 2022 that the Company anticipated would be converted to revenue over the succeeding twelve-month period.

Webcast and Teleconference

The Company will host a conference call on Monday, April 3, 2023 at 10:00 a.m. Eastern time. A webcast of the call and an accompanying slide presentation will be available at www.wisgrp.com. To access the conference call by telephone, listeners should dial 877-270-2148.

An audio replay of the call will be available later that day by dialing 412-317-0088 and entering conference ID number 3693114; alternatively, a webcast replay can be found at http://ir.wisgrp.com/, where a transcript will be posted once available.

Williams Industrial Services Group

March 31, 2023

About Williams

Williams Industrial Services Group has been safely helping plant owners and operators enhance asset value for more than 50 years. The Company is a leading provider of infrastructure related services to blue-chip customers in energy and industrial end markets, including a broad range of construction maintenance, modification, and support services. Williams’ mission is to be the preferred provider of construction, maintenance, and specialty services through commitment to superior safety performance, focus on innovation, and dedication to delivering unsurpassed value to its customers.

Additional information about Williams can be found on its website: www.wisgrp.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s liquidity situation and the outcome of the Company’s review of strategic alternatives, including engaging in a potential sale, restructuring or refinancing its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, the Company’s ability to successfully implement its liquidity improvement plan and, if necessary, to obtain additional funding on reasonable terms, or at all, the Company’s ability to obtain support from customers in dealing with its liquidity challenges, future demand for the Company’s services, the Company’s funding levels and ability to continue operations as a going concern, and expectations regarding future revenues, cash flow, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including the Company’s ability to continue to implement its liquidity improvement plan and to continue as a going concern; the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its amended debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; exposure to market risks from changes in interest rates; the Company’s ability to obtain adequate surety bonding and letters of credit; the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s ability to attract and retain qualified personnel, skilled workers, and key officers; failure to successfully implement or realize its business strategies, plans and objectives of management, and liquidity, operating and growth initiatives and opportunities, including any expansion into new markets and its ability to identify potential candidates for, and consummate, acquisition, disposition, or investment transactions (including any that may result from the Company’s review of strategic alternatives); the loss of one or more of its significant customers; its competitive position; market outlook and trends in the Company’s industry, including the possibility of reduced investment in, or increased regulation of, nuclear power plants, declines in public infrastructure construction, and reductions in government funding; costs exceeding estimates the Company uses to set fixed-price contracts; harm to the Company’s reputation or profitability due to, among other things, internal operational issues, poor subcontractor performance or subcontractor insolvency; any pending litigation; potential insolvency or financial distress of third parties, including customers and suppliers; the Company’s contract backlog and related amounts to be recognized as revenue; its ability to maintain its safety record, the risks of potential liability and adequacy of insurance; adverse changes in the Company’s relationships with suppliers, vendors, and subcontractors, including increases in cost, disruption of supply or shortage of labor, freight, equipment or supplies, including as a result of the COVID-19 pandemic; compliance with environmental, health, safety and other related laws and regulations, including those related to climate change; limitations or modifications to indemnification regulations of the U.S.; the Company’s expected financial condition, future cash flows, results of operations and future capital and other expenditures; the impact of unstable market and economic conditions on our business, financial condition and stock price, including inflationary cost pressures, supply chain disruptions and constraints, labor shortages, the effects of the Ukraine-Russia conflict and ongoing impact of COVID-19, and a possible recession; our ability to meet expectations about our business, key metrics and future operating results; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and cash flows, including global supply chain disruptions and the potential for additional COVID-19 cases to occur at the Company’s active or future job sites, which potentially could impact cost and labor availability; information technology vulnerabilities and cyberattacks on the Company’s networks; the Company’s failure to comply with applicable laws and regulations, including, but not limited to, those relating to privacy and anti-bribery; the Company’s ability to successfully implement its new enterprise resource planning (ERP) system; the Company’s participation in multiemployer pension plans; the impact of any disruptions resulting from the expiration of collective bargaining agreements; the impact of natural disasters, which may worsen or increase due to the effects of climate change, and other severe catastrophic events (such as the ongoing COVID-19 pandemic); the impact of corporate citizenship and environmental, social and governance matters; the impact of changes in tax regulations and laws, including future income tax payments and utilization of net operating loss and foreign tax credit carryforwards; volatility of the market price for the Company’s common stock; the Company’s ability to maintain its stock exchange listing; the effects of anti-takeover provisions in the Company’s organizational documents and Delaware law; the impact of future offerings or sales of the Company’s common stock or related contractual obligations on the market price of such stock; expected outcomes of legal or regulatory proceedings and their anticipated effects on the Company’s results of operations; and any other statements regarding future growth, future cash needs, future operations, business plans and future financial results.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of the Annual Report on Form 10-K for its 2022 fiscal year. Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly.

Investor Contact:

Chris Witty

Darrow Associates

646-345-0998

cwitty@darrowir.com

Financial Tables Follow

Williams Industrial Services Group

March 31, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue	$55,816	$79,173	$238,119	$304,946
Cost of revenue	57,507	69,959	231,071	273,520

Gross profit (loss)	(1,691)	9,214	7,048	31,426
Gross margin	(3.0)%	11.6%	3.0%	10.3%

Selling and marketing expenses	311	241	1,365	950
General and administrative expenses	6,618	6,478	25,640	23,409
Depreciation and amortization expense	57	53	230	190
Total operating expenses	6,986	6,772	27,235	24,549

Operating income (loss)	(8,677)	2,442	(20,187)	6,877
Operating margin	(15.5)%	3.1%	(8.5)%	2.3%

Interest expense, net	1,544	1,268	5,509	5,001
Other (income) expense, net	59	(208)	(11,474)	(1,619)
Total other (income) expense, net	1,603	1,060	(5,965)	3,382

Income (loss) from continuing operations before income tax expense (benefit)	(10,280)	1,382	(14,222)	3,495
Income tax expense (benefit)	165	537	(49)	793
Income (loss) from continuing operations	(10,445)	845	(14,173)	2,702

Income (loss) from discontinued operations before income tax expense (benefit)	(48)	42	(140)	172
Income tax expense (benefit)	(9)	72	(635)	131
Income (loss) from discontinued operations	(39)	(30)	495	41

Net income (loss)	$(10,484)	$815	$(13,678)	$2,743

Basic earnings (loss) per common share
Income (loss) from continuing operations	$(0.40)	$0.03	$(0.54)	$0.11
Income (loss) from discontinued operations	—	—	0.01	—
Basic earnings (loss) per common share	$(0.40)	$0.03	$(0.53)	$0.11

Diluted earnings (loss) per common share
Income (loss) from continuing operations	$(0.40)	$0.03	$(0.54)	$0.10
Income (loss) from discontinued operations	—	—	0.01	—
Diluted earnings (loss) per common share	$(0.40)	$0.03	$(0.53)	$0.10

Weighted average common shares outstanding (basic)	26,102,930	25,699,545	26,032,960	25,506,748
Weighted average common shares outstanding (diluted)	26,102,930	26,404,060	26,032,960	26,137,644

Williams Industrial Services Group

March 31, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

REVENUE BRIDGE ANALYSIS*

Fourth Quarter 2022 Revenue Bridge

(in millions)	$ Change
Fourth quarter 2021 revenue	$79.2
Decommissioning	(12.0)
Canada Nuclear	(7.7)
Water	(2.0)
Energy Delivery	(1.6)
U.S. Nuclear	(0.8)
Chemical	2.4
Other	(1.7)
Total change	(23.4)
Fourth quarter 2022 revenue	$55.8

*Numbers may not sum due to rounding

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

GROSS MARGIN RECONCILIATION

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

The following table reconciles adjusted gross margin to actual gross margin by deducting the energy transmission and distribution projects that are incurring start-up costs and lump sum projects in the water markets that are generating a loss. The Company believes this information is meaningful as it isolates the impact that the start-up costs and the non-profitable lump sum projects have on gross margin. Because adjusted gross margin is not calculated in accordance with GAAP, it may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as substitute for, or superior to, financial measures prepared in accordance with GAAP.

(in thousands)	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Revenue	$55,816	$238,119
Cost of revenue	57,507	231,071

Gross profit (loss)	(1,691)	7,048
Gross margin	(3.0)%	3.0%

Minus: revenue from transmission and distribution start-up business	(1,517)	(6,957)
Minus: revenue from Florida lump sum water projects*	(1,546)	(18,541)
Minus: total revenue deducted	(3,063)	(25,498)

Minus: cost of revenue from transmission and distribution start-up business	(3,427)	(12,374)
Minus: cost of revenue from the Florida lump sum water projects	(7,930)	(30,108)
Minus: total cost of revenue deducted	(11,357)	(42,482)

Adjusted revenue	52,753	212,621
Adjusted cost of revenue	46,150	188,589
Adjusted gross profit	$6,603	$24,032
Adjusted gross profit margin	12.5%	11.3%

Williams Industrial Services Group

March 31, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
($ in thousands, except share and per share amounts)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$495	$2,482
Restricted cash	468	468
Accounts receivable, net of allowance of $273 and $427, respectively	31,033	35,204
Contract assets	12,812	12,683
Other current assets	6,258	11,049
Total current assets	51,066	61,886

Property, plant and equipment, net	1,257	653
Goodwill	35,400	35,400
Intangible assets, net	12,500	12,500
Other long-term assets	8,275	5,712
Total assets	$108,498	$116,151

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,041	$12,168
Accrued compensation and benefits	8,566	12,388
Contract liabilities	6,242	3,412
Short-term borrowings	17,399	676
Current portion of long-term debt	-	1,050
Other current liabilities	5,710	11,017
Current liabilities of discontinued operations	110	316
Total current liabilities	50,068	41,027
Long-term debt, net	23,360	30,328
Deferred tax liabilities	2,268	2,442
Other long-term liabilities	4,925	1,647
Long-term liabilities of discontinued operations	3,479	4,250
Total liabilities	$84,100	$79,694

Stockholders’ equity:
Common stock, $0.01 par value, 170,000,000 shares authorized and 26,865,064 and 26,408,789 shares issued, respectively, and 26,543,391 and 25,939,621 shares outstanding, respectively	$264	$261
Paid-in capital	94,151	92,227
Accumulated other comprehensive loss	(404)	(95)
Accumulated deficit	(69,608)	(55,930)
Treasury stock, at par (321,673 and 469,168 common shares, respectively)	(5)	(6)
Total stockholders’ equity	24,398	36,457
Total liabilities and stockholders’ equity	$108,498	$116,151

Williams Industrial Services Group

March 31, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
(in thousands)	2022	2021
Operating activities:
Net income (loss)	$(13,678)	$2,743
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net income from discontinued operations	(495)	(41)
Deferred income tax provision (benefit)	(174)	2
Depreciation and amortization on property, plant and equipment	230	190
Amortization of deferred financing costs	831	831
Amortization of debt discount	200	200
Bad debt expense	19	77
Stock-based compensation	1,708	3,045
Paid-in-kind interest	176	—
Changes in operating assets and liabilities, net of businesses acquired and sold:
Accounts receivable	3,818	(7,826)
Contract assets	(173)	(4,700)
Other current assets	4,514	(4,682)
Other assets	(2,889)	(337)
Accounts payable	(49)	5,860
Accrued and other liabilities	(5,073)	(538)
Contract liabilities	2,831	879
Net cash used in operating activities, continuing operations	(8,204)	(4,297)
Net cash used in operating activities, discontinued operations	(481)	(200)
Net cash used in operating activities	$(8,685)	$(4,497)
Investing activities:
Purchase of property, plant and equipment	(834)	(538)
Net cash used in investing activities	$(834)	$(538)
Financing activities:
Repurchase of stock-based awards for payment of statutory taxes due on stock-based compensation	$(226)	$(554)
Proceeds from short-term borrowings	282,030	289,379
Repayments of short-term borrowings	(265,307)	(289,055)
Repayments of long-term debt	(8,844)	(1,050)
Net cash (used in) provided by financing activities	7,653	(1,280)
Effect of exchange rate change on cash	(121)	81
Net change in cash, cash equivalents and restricted cash	(1,987)	(6,234)
Cash, cash equivalents and restricted cash, beginning of period	2,950	9,184
Cash, cash equivalents and restricted cash, end of period	$963	$2,950

Supplemental Disclosures:
Cash paid for interest	$3,018	$3,674
Cash paid for income taxes, net of refunds	$—	$2,128

Williams Industrial Services Group

March 31, 2023

WILLIAMS INDUSTRIAL SERVICES GROUP INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE (UNAUDITED)

This press release contains financial measures not derived in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation to the most comparable GAAP measure is provided below.

ADJUSTED EBITDA - CONTINUING OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2022	2021	2022	2021
Income from continuing operations	$(10,445)	$845	$(14,173)	$2,702
Add back:
Interest expense, net	1,544	1,268	5,509	5,001
Income tax expense (benefit)	165	537	(49)	793
Depreciation and amortization expense	57	53	230	190
Stock-based compensation	588	466	1,708	3,045
Severance costs	271	358	409	523
Other professional fees	663	—	2,320	—
Franchise taxes	44	80	237	264
Foreign currency loss (gain)	77	(56)	(68)	(206)
ROU Asset Impairment	—	—	—	423
Adjusted EBITDA - continuing operations	$(7,036)	$3,551	$(3,877)	$12,735

NOTE 1 — Non-GAAP Financial Measures

Adjusted EBITDA-Continuing Operations

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of the Company’s income (loss) from continuing operations before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization and stock-based compensation. The Company’s management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and certain non-cash expenses and unusual gains or charges (such as stock-based compensation, severance costs, other professional fees, and foreign currency (gain) loss) which are not always commensurate with the reporting period in which such items are included. Williams’ credit facilities also contain ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or income from continuing operations or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Note Regarding Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.